UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2, 2014 (October 1, 2014)

Merck & Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-6571	22-1918501
(Commission File Number)	(I.R.S. Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ	08889-0100
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (908) 423-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 1, 2014, Merck & Co., Inc. (“Merck” or the “Company”) completed the previously announced sale of the Merck Consumer Care (“MCC”) business to Bayer AG (“Bayer”) pursuant to a Stock and Asset Purchase Agreement dated May 5, 2014. Under the terms of the agreement, Bayer acquired Merck’s existing over-the-counter business, including the global trademark and prescription rights for Claritin and Afrin, for $14.2 billion or approximately $9 billion in after-tax proceeds, less customary closing adjustments as well as certain contingent amounts held back that will be payable upon the manufacturing site transfer in Canada and regulatory approvals in Mexico and Korea.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of Merck’s press release dated October 1, 2014, announcing the completion of the disposition.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company’s Unaudited Pro Forma Financial Information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d)  Exhibits

Exhibit 99.1	Press release issued October 1, 2014, regarding the disposition of Merck Consumer Care
Exhibit 99.2	Merck’s Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

Date: October 2, 2014	By:	/s/ Rita A. Karachun
Rita A. Karachun
Senior Vice President Finance - Global Controller

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued October 1, 2014, regarding the disposition of Merck Consumer Care

99.2	Merck’s Unaudited Pro Forma Financial Information